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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-_____) pertaining to the 2000 Stock Option Plan for Non-Employee Directors of Applied Analytical Industries, Inc. of our report dated January 26, 2001, with respect to the consolidated financial statements of aaiPharma Inc. (formerly Applied Analytical Industries, Inc.) incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statements schedule included therein, filed with the Securities and Exchange Commission.

                                                     /s/Ernst & Young LLP



Raleigh North Carolina
August 3, 2001